Exhibit 99

FOR IMMEDIATE RELEASE

MGM TO ACQUIRE FULL OWNERSHIP OF EPIX

MGM to Acquire All of Viacom’s and Lionsgate’s Interests in the Premium Pay Television Network

Paramount Pictures and Lionsgate Will Have Multi-Year Agreements to Continue Bringing First-Run Theatrical Output to EPIX

LOS ANGELES, CA (April 5, 2017) – Metro-Goldwyn-Mayer (“MGM”), Viacom Inc. (Nasdaq: VIAB, VIA), (“Viacom”) and Lionsgate (LGF.A, LGF.B), the founding members of the premium pay television network, EPIX, today announced an agreement for MGM to acquire the 80.91% aggregate membership interests in EPIX held by Viacom, Paramount and Lionsgate for approximately $1.032 billion, based on a total value for the company of $1.275 billion (inclusive of $75 million of distributions to the partners). Viacom and Lionsgate currently own 49.76% and 31.15% equity interests, respectively.

This transaction advances MGM’s strategic growth initiatives, closely following the company’s recent expansion of its premium content capabilities with its 2016 acquisition of United Artists Media Group. The deal will give MGM control over EPIX’s four linear pay television channels (EPIX, EPIX2, EPIX Hits, EPIX Drive-In) which are available across the U.S. via cable, satellite and telco distributors. EPIX is also available through a range of digital distributors.

The fastest-growing premium network over the past 5 years, EPIX offers the largest selection of movies available on any network, with approximately $4 billion in box office hits. As part of the transaction, Paramount Pictures and Lionsgate will continue to provide their first-run theatrical releases to EPIX under multi-year agreements. EPIX’s content also features original programming including its critically acclaimed original series Berlin Station, Golden Globe nominated Graves and, premiering in 2017, Get Shorty, as well as original documentaries, music and comedy specials. Launched in October 2009, EPIX pioneered the development and proliferation of “TV Everywhere,” allowing subscribers to watch the content they want, when and where they want.

“The addition of EPIX provides MGM with a premier distribution platform that complements our strong stable of new and library content in both film and television.  The acquisition creates increased revenue diversity, new opportunities for growth, and earnings accretion for the benefit of stockholders,” said Gary Barber, Chairman and CEO of MGM.  “I would like to thank Jon Feltheimer and his colleagues at Lionsgate and Bob Bakish and his colleagues at Viacom and Paramount, for their unwavering commitment to building the value of this premium service, and their continued commitment to provide their theatrical releases for years to come. We also look forward to welcoming Mark Greenberg and his team to the MGM family. With Mark’s strong leadership and dedicated management team, EPIX’s innovative platform and premium film and television content, EPIX is well positioned to capitalize on the evolving patterns of content consumption in a dynamic distribution landscape.”

Bob Bakish, President and Chief Executive Officer of Viacom, said: “Together with our partners, we are proud to have built EPIX into a strong, differentiated and valuable brand. As Viacom executes against its new strategy, we welcome the opportunity to strengthen our balance sheet by realizing the value of our equity investment, while also extending the successful commercial partnership between EPIX and Paramount Pictures with a new multi-year output agreement. MGM will be an outstanding steward of the network, and we look forward to working with EPIX to bring its subscribers even more premium entertainment for years to come.”

“With our partners at MGM and Viacom, we are proud to have built a technologically advanced, consumer-facing platform driven by great content,” said Lionsgate Chief Executive Officer Jon Feltheimer. “Though we are shifting our investment focus to our wholly-owned platforms, we wish CEO Mark Greenberg and the rest of the EPIX team, along with Gary Barber and his colleagues at MGM, great success in continuing EPIX’s strong growth in the future.”

The transaction is subject to regulatory approval and is anticipated to close this month.

Commenting on the transaction, Mark Greenberg, President and CEO of EPIX said, "This agreement between our founding partners MGM, Lionsgate and Viacom reflects the significant value already created in this joint-venture, while acknowledging the accelerated growth potential of EPIX with a single, focused and committed owner. We are proud to have built this very successful business and we want to thank our partners for their investment, strategic engagement and support since our founding. The Lionsgate and Viacom priorities have evolved in recent months, and now is the right time for them to capitalize on their initial investment and focus their attention on their other businesses, while they continue to provide EPIX with great studio movies and original series for years to come. As we look forward, we are excited about the future of EPIX as a wholly-owned business of MGM. Gary Barber and the team at MGM have the resources, understanding and dedication to our near and long-term success that are essential in this rapidly evolving media and entertainment landscape where the power of great content is critically important."

MGM is the home to such hit television series as the Emmy® Award and Golden Globe® Award winning limited series “Fargo” on FX; the critically acclaimed epic drama series “Vikings” on HISTORY; the fan favorite drama “Teen Wolf” on MTV; and the highly-anticipated dystopian drama series “The Handmaid’s Tale” on Hulu; MGM has several series in production including “Get Shorty” for EPIX and will begin production on “Condor” for AT&T’s Audience Network.

LionTree Advisors served as financial advisor to Viacom and Lionsgate. Latham & Watkins LLP served as legal advisors to MGM, Shearman & Sterling LLP served as legal advisors to Viacom and O'Melveny & Myers LLP served as legal advisors to Lionsgate.

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About Metro-Goldwyn-Mayer

Metro-Goldwyn-Mayer (“MGM”) is a leading entertainment company focused on the production and global distribution of film and television content across all platforms. The company controls one of the world’s deepest libraries of premium film and television content. In addition, MGM has investments in numerous television channels. For more information, visit www.mgm.com.

About Viacom

Viacom is home to premier global media brands that create compelling television programs, motion pictures, short-form content, apps, games, consumer products, social media experiences, and other entertainment content for audiences in more than 180 countries. Viacom's media networks, including Nickelodeon, Comedy Central, MTV, VH1, Spike, BET, CMT, TV Land, Nick at Nite, Nick Jr., Logo, Nicktoons, TeenNick, Channel 5 (UK), Telefe (Argentina) and Paramount Channel, reach over 3.9 billion cumulative television subscribers worldwide. Paramount Pictures is a major global producer and distributor of filmed entertainment.

For more information about Viacom and its businesses, visit www.viacom.com. Keep up with Viacom news by following Viacom's blog at blog.viacom.com and Twitter feed at www.twitter.com/viacom.

About Lionsgate

Lionsgate (NYSE: LGF.A, LGF.B) is a vertically integrated next generation global content leader with a diversified presence in motion picture production and distribution, television programming and syndication, premium pay television networks, home entertainment, global distribution and sales, interactive ventures and games and location-based entertainment.

With the acquisition of STARZ, Lionsgate adds to its portfolio of businesses the flagship STAR premium pay network serving 24.3 million subscribers and the STARZ ENCORE platform with 31 million subscribers. The combined company will operate five over the top (OTT) streaming services and the STARZ app delivering content directly to consumers.

The Company’s feature film business spans eight labels and includes the blockbuster The Hunger Games franchise, the Now You See Me series, the box office blockbuster La La Land, which won six Academy Awards®, the hit franchise sequel John Wick: Chapter Two, double Oscar winner Hacksaw Ridge, Tyler Perry’s Boo! A Madea Halloween, The Shack, Saban’s Power Rangers, CBS Films/Lionsgate’s Hell or High Water, Roadside Attractions' critically-acclaimed Manchester by the Sea, Codeblack Films’ breakout concert film Kevin Hart: Let Me Explain and Pantelion Films’ Instructions Not Included, the highest-grossing Spanish-language film ever released in the U.S.

One of the largest independent television businesses in the world, Lionsgate’s slate of premium quality series encompasses nearly 90 shows on more than 40 different networks. These include the ground-breaking Orange is the New Black, the fan favorite Nashville, the syndication success The Wendy Williams Show, the hit drama The Royals, the acclaimed Casual, the breakout success Greenleaf and hit STARZ series including Outlander, Black Sails, Survivor’s Remorse and Power, the second highest-rated premium pay television series of 2016.

Lionsgate's home entertainment business is an industry leader in box office-to-DVD and box office-to-VOD revenue conversion rates. Lionsgate handles a prestigious and prolific library of more than 16,000 motion picture and television titles that is an important source of recurring revenue and serves as a foundation for the growth of the Company's core businesses. The Lionsgate, Summit Entertainment and Starz brands are synonymous with original, daring, quality entertainment in markets around the world. www.lionsgate.com

About EPIX

EPIX is a premium entertainment network delivering the latest movie releases and biggest classic film franchises from MGM, Lionsgate and Paramount Pictures, plus original programming including series, documentaries, and comedy and music specials – all available on TV, on demand, online and across devices. Launched in October 2009, EPIX became profitable in its first year of existence and has been recognized by SNL Kagan as the fastest growing premium network for the last five years. A pioneer in the development and proliferation of “TV Everywhere,” EPIX was the first premium network to provide multi-platform access to its content online at EPIX.com and to launch on Xbox, PlayStation®, Android phones and tablets, and Roku® players. EPIX is also available across Apple TV, iPhone and iPad, TiVo, Chromecast, Android TV and more, delivering more movies than any other network with thousands of titles available for streaming. The premium network is offered nationwide through cable, satellite, telco and digital distributors. For more information about EPIX, go to www.EPIX.com Follow EPIX on Twitter @EpixHd (http://www.twitter.com/EpixHD) and on Facebook (http://www.facebook/com/EPIX), You Tube (http://youtube.com/EPIX), Instagram (http://instagram.com/EPIX) and Snapchat @EPIXTV.

Media Contacts:

Kristin Cotich/MGM
(310) 449-3606
kcotich@mgm.com

Jeremy Zweig/Viacom
(212) 846-7503
Jeremy@viacom.com

Peter Wilkes/Lionsgate
(310) 255-3726
pwilkes@lionsgate.com

Nora Ryan/EPIX
(212) 846-8416
nryan@epix.com

Forward-looking statements

This communication may contain certain forward-looking statements, including certain plans, expectations, goals, projections, and statements about the benefits of the proposed transaction, the parties' plans, objectives, expectations and intentions, the expected timing of completion of the transaction, and other statements that are not historical facts. Such statements are subject to numerous assumptions, risks, and uncertainties. Statements that do not describe historical or current facts, including statements about beliefs and expectations, are forward-looking statements. Forward-looking statements may be identified by words such as expect, anticipate, believe, intend, estimate, plan, target, goal, or similar expressions, or future or conditional verbs such as will, may, might, should, would, could, or similar variations.  All forward-looking statements speak only as of the date they are made and are based on information available at that time. None of MGM, Viacom or Lionsgate assumes any obligation to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements were made or to reflect the occurrence of unanticipated events except as required by federal securities laws.  As forward-looking statements involve significant risks and uncertainties, caution should be exercised against placing undue reliance on such statements.